Exhibit 99.1

Community Health United Home Care, LLC

(a wholly-owned subsidiary of CHS/Community

Health Systems, Inc.) and Subsidiaries

Consolidated Financial Statements as of

December 31, 2015 and Independent

Auditors’ Report

Table of Contents

Community Health United Home Care, LLC (a wholly-owned subsidiary of CHS/

Community Health Systems, Inc.) and Subsidiaries

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of

Community Health United Home Care, LLC.

Franklin, Tennessee

We have audited the accompanying consolidated financial statements of Community Health United Home Care, LLC. (a wholly-owned subsidiary of CHS/Community Health Systems, Inc.) and its subsidiaries (the “Company”), which comprise the consolidated balance sheet as of December 31, 2015, and the related consolidated statements of income, member’s equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Community Health United Home Care, LLC and its subsidiaries as of December 31, 2015, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in Note 1 to the combined financial statements, the accompanying consolidated financial statements have been derived from the consolidated financial statements and separate accounting records of Community Health Systems, Inc. The consolidated financial statements also include allocations of certain costs historically provided by Community Health Systems, Inc. These allocations may not be reflective of the actual expense which would have been incurred had the Company operated as a separate entity apart from Community Health Systems, Inc. Included in Note 2 to the combined financial statements is a summary of transactions with related parties.

/s/ DELOITTE & TOUCHE LLP

September 20, 2016

COMMUNITY HEALTH UNITED HOME CARE, LLC

(A WHOLLY-OWNED SUBSIDIARY OF CHS/

COMMUNITY HEALTH SYSTEMS, INC.) AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME

For the Year Ended
December 31, 2015
Operating revenues, net of contractual allowances	$188,787,000
Provision for bad debts	1,851,000
Net operating revenues	186,936,000

Operating costs and expenses:
Salaries and benefits	144,942,000
Supplies	4,400,000
Other operating expenses	21,965,000
Rent	3,973,000
Depreciation and amortization	1,705,000
Total operating costs and expenses	176,985,000
Income from continuing operations before income taxes	9,951,000
Provision for income taxes	3,937,000
Income from continuing operations	6,014,000

Discontinued operations, net of taxes:
Income from operations of entities sold or held for sale	27,000
Income from discontinued operations, net of taxes	27,000

Net income	6,041,000
Less: Net loss attributable to noncontrolling interests	(85,000)
Net income attributable to Community Health United Home Care, LLC	$6,126,000

See notes to the consolidated financial statements.

COMMUNITY HEALTH UNITED HOME CARE, LLC

(A WHOLLY-OWNED SUBSIDIARY OF CHS/

COMMUNITY HEALTH SYSTEMS, INC.) AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$532,000
Patient accounts receivable, net of allowance for doubtful accounts of $3,283,000 at December 31, 2015	30,889,000
Supplies	481,000
Prepaid expenses and other current assets (including $18,000 of current assets from entities held for sale)	1,111,000
Total current assets	33,013,000
Property and equipment:
Land and improvements	496,000
Buildings and improvements	1,220,000
Equipment and fixtures	3,764,000
Property and equipment, gross	5,480,000
Less accumulated depreciation and amortization	(2,084,000)
Property and equipment, net	3,396,000

Deferred income taxes	541,000
Goodwill	47,208,000
Other assets (including $60,000 of assets from entities held for sale)	726,000
Total assets	$84,884,000
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$3,983,000
Accrued liabilities:
Employee compensation	7,560,000
Other (including $76,000 of liabilities from entities held for sale)	5,917,000
Total current liabilities	17,460,000

Other long-term liabilities	3,709,000
Total liabilities	21,169,000

Commitments and contingencies (Note 8)

CHS/Community Health Systems, Inc. member's equity:
Member's equity	64,184,000
Total CHS/Community Health Systems, Inc. member's equity	64,184,000
Noncontrolling interests in equity of consolidated subsidiaries	(469,000)
Total equity	63,715,000
Total liabilities and equity	$84,884,000

See notes to the consolidated financial statements.

COMMUNITY HEALTH UNITED HOME CARE, LLC

(A WHOLLY-OWNED SUBSIDIARY OF CHS/

COMMUNITY HEALTH SYSTEMS, INC.) AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF MEMBER'S EQUITY

	CHS/Community Health Systems, Inc. Member
	LLC Membership Units		Member's	Noncontrolling	Total
	Units	Amount	Equity	Interests	Equity
Balance, December 31, 2014	100	$—	$51,439,000	$(384,000)	$51,055,000
Comprehensive income	—	—	6,126,000	(85,000)	6,041,000
Net activity from transactions with Parent	—	—	6,619,000	—	6,619,000
Balance, December 31, 2015	100	$—	$64,184,000	$(469,000)	$63,715,000

See notes to the consolidated financial statements.

COMMUNITY HEALTH UNITED HOME CARE, LLC

(A WHOLLY-OWNED SUBSIDIARY OF CHS/

COMMUNITY HEALTH SYSTEMS, INC.) AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

For the Year Ended
December 31, 2015
Cash flows from operating activities:
Net income	$6,041,000
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,705,000
Deferred income taxes	3,864,000
Stock-based compensation expense	452,000
Other non-cash expenses, net	32,000
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Patient accounts receivable	(3,052,000)
Supplies, prepaid expenses and other current assets	(108,000)
Accounts payable, accrued liabilities and income taxes	(11,808,000)
Other	296,000
Net cash used in operating activities	(2,578,000)

Cash flows from investing activities:
Acquisition of home health agencies	(3,382,000)
Purchases of property and equipment	(1,214,000)
Proceeds from sale of property and equipment	5,000
Acquisition of internal-use software	(118,000)
Net cash used in investing activities	(4,709,000)

Cash flows from financing activities:
Net intercompany transfers from parent	6,681,000
Net cash provided by financing activities	6,681,000

Net change in cash and cash equivalents	(606,000)
Cash and cash equivalents at beginning of period	1,138,000
Cash and cash equivalents at end of period	$532,000

See notes to the consolidated financial statements.

COMMUNITY HEALTH UNITED HOME CARE, LLC

(A WHOLLY-OWNED SUBSIDIARY OF CHS/

COMMUNITY HEALTH SYSTEMS, INC.) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Business.    Community Health United Home Care, LLC, a wholly-owned subsidiary of CHS/Community Health Systems, Inc. (“CHS” or the “Parent”), through its subsidiaries (collectively, the “Company”) owns, leases and operates home health and hospice care providers in communities across the country, which are generally located in markets where one or more subsidiaries of the Parent operates a hospital. As of December 31, 2015, the Company owned and operated licensed home health and hospice agencies. Throughout these notes to the consolidated financial statements, Community Health United Home Care, LLC and its consolidated subsidiaries are referred to on a collective basis as the “Company.”

The consolidated statement of income includes expense allocations for certain corporate functions historically provided by the Parent, including, but not limited to, employee benefits administration, treasury, risk management, audit, legal, information technology support, and other shared services. These expenses were allocated to the Company based on direct usage or benefit where identifiable, with the remainder allocated using methods based on proportionate formulas involving total costs, net revenues or other various allocation methods. Certain employee costs incurred by the Company are also allocated up to the Parent and therefore are not reflected in the accompanying consolidated financial statements. Management believes the assumptions and methodologies underlying the allocation of such expenses are reasonable. However, such expenses may not be indicative of the actual level of expense that would have been incurred by the Company if it had operated as an independent company or of the costs expected to be incurred in the future.

CHS uses a centralized approach to cash management and to financing its operations, including the operations of the Company. Transactions between CHS and the Company are accounted for as a component of Member’s equity. See Note 2 for a further description of related party transactions between CHS and the Company.

Use of Estimates.    The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates under different assumptions or conditions.

Principles of Consolidation.    The consolidated financial statements include the accounts of the Company and its subsidiaries, all of which are controlled by the Company through majority voting control. All significant transactions with the Parent and its subsidiaries have been included in the consolidated balance sheet within Member’s equity, and all intra-company accounts, profits and transactions among the consolidated entities within the Company have been eliminated. Included in the Company’s results of operations are the management fees earned from unconsolidated entities owned by other subsidiaries of the Parent in which the Company operates the home care business in return for a fee, generally calculated as the net operating profits of the business or based on direct costs of operating the business plus a fee calculated as a percentage of net revenues. Noncontrolling interests in less-than-wholly-owned consolidated subsidiaries of the Company are presented as a component of total equity to distinguish between the interests of the Company and the interests of the noncontrolling owners. Revenues, expenses and income from continuing operations from these subsidiaries are included in the consolidated amounts as presented on the consolidated statement of income for the period presented.

Cash Equivalents.    The Company considers highly liquid investments with original maturities of three months or less to be cash equivalents.

Supplies.    Supplies, principally medical supplies used in providing home care services, are stated at the lower of cost (first-in, first-out basis) or market.

Property and Equipment.    Property and equipment are recorded at cost. Depreciation is recognized using the straight-line method over the estimated useful lives of the land and improvements (3 to 15 years), buildings and improvements (2 to 15 years) and equipment and fixtures (1 to 15 years). Expenditures for renovations and other significant improvements are capitalized; however, maintenance and repairs which do not improve or extend the useful lives of the respective assets are charged to operations as incurred. Purchases of property and equipment accrued in accounts payable and not yet paid were approximately $186,000 at December 31, 2015.

COMMUNITY HEALTH UNITED HOME CARE, LLC

(A WHOLLY-OWNED SUBSIDIARY OF CHS/

COMMUNITY HEALTH SYSTEMS, INC.) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

Goodwill.    Goodwill represents the excess of the fair value of the consideration conveyed in the acquisition over the fair value of net assets acquired. Goodwill arising from business combinations is not amortized. Goodwill is required to be evaluated for impairment at the same time every year and when an event occurs or circumstances change such that it is reasonably possible that an impairment may exist. The Company performs its annual testing of impairment for goodwill in the fourth quarter of each year. There was no impairment of goodwill indicated by this evaluation.

Other Assets.    Other assets primarily consist of capitalized internal-use software costs of approximately $609,000, net of accumulated amortization, which are expensed over the expected useful life, which is generally three years for routine software and eight to ten years for major software projects, and included in amortization expense.

Other Accrued Liabilities.    Other accrued liabilities primarily consist of the current portion of the Company’s workers’ compensation liability, which at December 31, 2015 totaled approximately $1.5 million, as well as a $2.7 million liability for certain compliance matters that have been reserved based on internal reviews of billing and coding standards for hospice patients, which is further discussed in Note 8. The remaining balance in other accrued liabilities consists of amounts recorded for property taxes and other miscellaneous accruals.

Other Long-Term Liabilities.    Other long-term liabilities at December 31, 2015 primarily consist of the approximately $211,000 long-term portion of the Company’s estimated professional liability and $3.3 million for the long-term portion of the Company’s estimated workers’ compensation liability. Because the Company is indemnified for such liabilities by the Parent, a corresponding amount representing the Parent’s commitment to pay for such amounts on behalf of the Company is recorded as a reduction of Member’s equity on the consolidated balance sheet.

Operating Revenues.    Operating revenues are reported at the estimated net realizable amount from patients, third-party payors and others for services rendered. Operating revenues include amounts estimated by management to be reimbursable by Medicare and Medicaid under prospective payment systems, provisions of cost-reimbursement and other payment methods. In addition, the Company is reimbursed by non-governmental payors using a variety of payment methodologies. Amounts received by the Company for treatment of patients covered by such programs are generally less than the standard billing rates. The differences between the estimated program reimbursement rates and the standard billing rates are accounted for as contractual adjustments, which are deducted from gross revenues to arrive at operating revenues (net of contractual allowances). The provision for contractual allowances was approximately $37.2 million for the year ended December 31, 2015. These net operating revenues are an estimate of the net realizable amount due from these payors. The process of estimating contractual allowances requires the Company to estimate the amount expected to be received based on payor contract provisions. The key assumption in this process is the estimated contractual reimbursement percentage, which is based on payor classification and historical paid claims data. Due to the complexities involved in these estimates, actual payments the Company receives could be different from the amounts it estimates and records. Net operating revenues are recognized when services are provided and are reported at the estimated net realizable amount from patients, third-party payors and others for services rendered.

Approximately 72% of the Company’s consolidated net service revenues are derived from the Medicare program.  Net service revenues for services provided to home health patients are recorded under the Medicare prospective payment program (PPS) based on a 60-day episode payment rate that is subject to adjustment based on certain variables including, but not limited to:  (a) changes in the base episode payments established by the Medicare program; (b) adjustments to the base episode payments for case-mix and geographic wages; (c) a low utilization payment adjustment (LUPA) if the number of visits was fewer than five; (d) a partial payment if a patient is transferred to another provider or if a patient is received from another provider before completing the episode; (e) a payment adjustment based upon the level of therapy services required (thresholds set at 6, 14 and 20 visits); (f) an outlier payment if the patient’s care is unusually costly (capped at 10% of total reimbursement); (g) the number of episodes of care provided to a patient; and (h) a 2% reduction for sequestration.

At the beginning of each Medicare episode, the Company calculates an estimate of the amount of expected reimbursement based on the variables outlined above and recognizes Medicare revenue on an episode-by-episode basis during the course of each episode over its expected number of visits.  Over the course of each episode, as changes in the variables become known, adjustments are calculated and recorded as needed to reflect changes in expectations for that episode from those established at the start of the 60-day period until its ultimate outcome at the end of the 60-day period is known.

COMMUNITY HEALTH UNITED HOME CARE, LLC

(A WHOLLY-OWNED SUBSIDIARY OF CHS/

COMMUNITY HEALTH SYSTEMS, INC.) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

Non-episodic net service revenues for services provided to hospice patients are based upon the date of service at amounts equal to our established rates or estimated per day rates, as applicable. The estimated rates are daily or hourly rates for each of the four levels of care we provide.  Contractual adjustments are recorded for the difference between our established rates and the amounts estimated to be realizable from patients, third parties and others for services provided and are deducted from gross revenue to determine our net service revenue and patient accounts receivable.

For all services provided, the Company uses either payor-specific or patient-specific fee schedules for the recording of revenues at the amounts actually expected to be received.

Laws and regulations governing the Medicare and Medicaid programs are extremely complex and subject to interpretation.  It is common for issues to arise related to:  1) medical coding, particularly with respect to Medicare, 2) patient eligibility, particularly related to Medicaid and 3) other reasons unrelated to credit risk, all of which may result in adjustments to recorded revenue amounts.  The Company continuously evaluates the potential for revenue adjustments and when appropriate provides allowances for losses based upon the best available information.  There is at least a reasonable possibility that recorded estimates could change by material amounts in the near term.

Other revenue primarily consists of approximately $449,000 of management fees recorded for non-consolidated home care agencies that are affiliates of hospitals owned by a subsidiary of the Parent and managed by the Company. Such management fees are determined based on the contractual fee calculation as defined in the related management agreement between the Company and the home care agency.

Operating revenues, net of contractual allowances and discounts (but before the provision for bad debts), by payor source recognized during the year ended December 31, 2015, were as follows:

Year Ended December 31, 2015
Medicare	$136,211,000
Medicaid	3,600,000
Managed Care and other third-party payors	46,551,000
Self-pay	1,847,000
Total Revenue from Patient Services	188,209,000
Other revenue	578,000
Total	$188,787,000

Allowance for Doubtful Accounts. Accounts receivable are reduced by an allowance for amounts that could become uncollectible in the future. Substantially all of the Company’s receivables are related to providing home care services to patients.

The Company estimates the allowance for doubtful accounts by reserving a percentage of all accounts receivable without regard to aging category, based on collection history, adjusted for expected recoveries and any anticipated changes in trends. The percentage used to reserve for all accounts is based on our collection history.

Collections are impacted by the economic ability of patients to pay and the effectiveness of the Company’s collection efforts. Significant changes in payor mix, business office operations, economic conditions or trends in federal and state governmental healthcare coverage could affect the Company’s collection of accounts receivable and the estimates of the collectability of future accounts receivable and are considered in the Company’s estimates of accounts receivable collectability.

Concentrations of Credit Risk.    The Company grants unsecured credit to its patients that are insured under third-party payor agreements. Because of the economic diversity of the Company’s facilities and non-governmental third-party payors, Medicare represents the only significant concentration of credit risk from payors. Accounts receivable, net of contractual allowances and unearned revenue, from Medicare were $16.2 million, representing 47% of consolidated net accounts receivable, before allowance for doubtful accounts, as of December 31, 2015.

Insurance. The Company is a participant in CHS’ self-insurance programs where permitted by law or regulation, including professional liability, workers’ compensation and certain employee related benefits, including employee health insurance. Liabilities associated with these risks are estimated in part by considering historical claims experience,

COMMUNITY HEALTH UNITED HOME CARE, LLC

(A WHOLLY-OWNED SUBSIDIARY OF CHS/

COMMUNITY HEALTH SYSTEMS, INC.) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

demographic factors, and other actuarial assumptions. For other risks, a combination of third party insurance and self-insurance is used, reflecting comprehensive reviews of relevant risks. The annual cost is allocated to all of the participating subsidiaries of CHS, including the Company, using methodologies deemed reasonable by management. The Company incurred $13.9 million of costs related to CHS’ general insured risks for the year ended December 31, 2015, of which approximately $11.5 million is related to providing employee health insurance coverage, approximately $2.2 million is for workers’ compensation and approximately $236,000 is for general professional liability coverage. All obligations pursuant to these plans have historically been obligations of CHS, with the exception of professional liabilities and workers’ compensation for which the home care operating entities have also been deemed liable. Therefore, these liabilities are reflected in the consolidated balance sheet and are offset by a corresponding receivable from the Parent that is a component of Member’s equity, as CHS will fully indemnify the Company for all claims occurring prior to the balance sheet date.

Accounting for the Impairment or Disposal of Long-Lived Assets.  Whenever events or changes in circumstances indicate that the carrying values of certain long-lived assets may be impaired, the Company projects the undiscounted cash flows expected to be generated by these assets. If the projections indicate that the reported amounts are not expected to be recovered, such amounts are reduced to their estimated fair value based on a quoted market price, if available, or an estimate based on valuation techniques available in the circumstances. There was no impairment of long-lived assets recorded for the year ended December 31, 2015.

Income Taxes.  Income taxes as presented herein attribute current and deferred income taxes of CHS to the Company’s stand-alone financial statements in a manner that is systematic, rational, and consistent with the asset and liability method prescribed by Accounting Standards Codification (“ASC”) 740, Income Taxes. Accordingly, the Company’s income tax provision was prepared following the separate return method. The separate return method applies ASC 740 to the stand-alone financial statements of each member of the consolidated group as if the group member were a separate taxpayer and a stand-alone enterprise. As a result, actual tax transactions included in the consolidated financial statements of CHS may not be included in the separate consolidated financial statements of the Company. Similarly, the tax treatment of certain items reflected in the separate consolidated financial statements of the Company may not be reflected in the consolidated financial statements and tax returns of CHS; therefore, items such as net operating losses, credit carryforwards and valuation allowances may exist in the stand-alone financial statements that may or may not exist in the consolidated financial statements of the Parent.

The Company’s operations and the complexity of tax regulations require assessments of uncertainties and judgments in estimating the taxes that the Company will ultimately pay. The final taxes paid are dependent upon many factors, including negotiations with taxing authorities in various jurisdictions, outcomes of tax litigation and resolution of disputes arising from federal and state tax audits in the normal course of business.

The provision for income taxes is determined using the asset and liability approach of accounting for income taxes. Under this approach, deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid. The provision for income taxes represents income taxes paid or payable for the current year plus the change in deferred taxes during the year. Deferred taxes result from differences between the financial and tax bases of the Company’s assets and liabilities and are adjusted for changes in tax rates and tax laws when changes are enacted. Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized.

In general, the taxable income or loss of various entities was included in the consolidated tax returns of CHS, where applicable, in jurisdictions around the country. As such, separate income tax returns were not prepared for many entities included in the consolidated financial statements of the Company. Consequently, income taxes currently payable are deemed to have been remitted to CHS, in cash, in the period the liability arose and income taxes currently receivable are deemed to have been received from CHS in the period that a refund could have been recognized by the Company had it been a separate taxpayer.

Comprehensive Income.    Comprehensive income is the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. Comprehensive income and net income for the Company for the year ended December 31, 2015, were equal.

COMMUNITY HEALTH UNITED HOME CARE, LLC

(A WHOLLY-OWNED SUBSIDIARY OF CHS/

COMMUNITY HEALTH SYSTEMS, INC.) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

Advertising Costs.    The Company expenses costs for advertising as incurred. For the year ended December 31, 2015, the Company incurred approximately $192,000 of advertising expense, which is included in other operating expenses on the consolidated statement of income.

New Accounting Pronouncements. In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, which outlines a single comprehensive model for recognizing revenue and supersedes most existing revenue recognition guidance, including guidance specific to the healthcare industry. This ASU provides companies the option of applying a full or modified retrospective approach upon adoption. This ASU is effective for fiscal years beginning after December 15, 2016. However, the FASB recently issued a final ASU that defers the effective date by one year, with early adoption permitted for annual periods beginning after December 15, 2016. The Company expects to adopt this ASU on January 1, 2018 and is currently evaluating its plan for adoption and the impact on its revenue recognition policies, procedures and control framework and the resulting impact on its consolidated financial position, results of operations and cash flows.

In November 2015, the FASB issued ASU 2015-17, which amended the balance sheet classification requirements for deferred income taxes to simplify their presentation in the statement of financial position. The ASU requires that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. This ASU is effective for fiscal years beginning after December 31, 2016, with early adoption permitted. The Company early adopted the provisions of this ASU for the presentation and classification of its deferred tax assets at December 31, 2015.

In February 2016, the FASB issued ASU 2016-02, which amends the accounting for leases, requiring lessees to recognize most leases on their balance sheet with a right-of-use asset and a lease liability. Leases will be classified as either finance or operating leases, which will impact the expense recognition of such leases over the lease term. The ASU also modifies the lease classification criteria for lessors and eliminates some of the real estate leasing guidance previously applied for certain leasing transactions. This ASU is effective for fiscal years beginning after December 15, 2018, with early adoption permitted. The Company expects to adopt this ASU on January 1, 2019. Management is currently evaluating the extent of this anticipated impact on the Company’s consolidated financial position and results of operations, and the quantitative and qualitative factors that will impact the Company as part of the adoption of this ASU, as well as any changes to its leasing strategy that may occur because of the changes to the accounting and recognition of leases.

2.   RELATED PARTY TRANSACTIONS

Allocation of Corporate Expenses and Other Transactions with CHS

Historically, the Company has been managed and operated in the normal course of business with other affiliates of CHS. Accordingly, certain shared expenses are allocated and reflected as expenses in the stand-alone consolidated financial statements. If possible, these allocations were made on a specific identification basis.

Otherwise, the expenses were allocated to the Company based on other appropriate methods, depending on the nature of the expense to be allocated. Management of the Company and CHS consider the allocation methodologies used to be reasonable and appropriate reflections of the historical CHS expenses attributable to the Company for purposes of the stand-alone financial statements. The expenses reflected in the consolidated financial statements may not be indicative of expenses that would be incurred by the Company as an independent company.

Charges for functions historically provided to the Company by CHS are primarily attributable to CHS’ performance of many shared services from which the Company benefits. Such services include executive management, treasury, accounting, risk management, legal, compliance, procurement, human resources, information technology support and other administrative support. In addition, the Company participates in certain CHS insurance, benefit and incentive plans. Many of these expenses benefit multiple CHS subsidiaries, including the Company, and are allocated using methods based on proportionate formulas involving total expenses, net revenues or other allocation methods that management believes are consistent and reasonable. These costs are included in other operating expenses in the consolidated statement of income, except for $11.5 million of health insurance and other employee related benefits, which are included in salaries and benefits expense. Also included in salaries and benefits expense is approximately $452,000 of stock-based compensation expense for the allocation of expense for certain executive members of management of the Company related to stock awards under the Parent’s stock-based equity plans.

COMMUNITY HEALTH UNITED HOME CARE, LLC

(A WHOLLY-OWNED SUBSIDIARY OF CHS/

COMMUNITY HEALTH SYSTEMS, INC.) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

The allocation of insurance costs primarily includes employee health and other employment related insurance, professional liability and workers’ compensation benefits. These costs were principally allocated based on related claims history of the Company’s individual agencies. Other corporate allocations represent the allocation of certain corporate overhead costs that are identified to directly benefit the company’s facilities and are allocated based on proportionate expenses, net revenues and other allocation methods considered reasonable for the applicable cost.

At December 31, 2015, the Company had a net balance due from the Parent for the cumulative effect of these transactions and the impact of cash collected and transferred to the Parent of approximately $101.9 million, which has been netted against Member’s equity in the accompanying consolidated balance sheet and consolidated statement of member’s equity. For the year ended December 31, 2015, the balance due from the Parent decreased approximately $6.6 million, primarily due to the impact of $9.8 million in voluntary repayments made by the Parent on behalf of the Company to certain governmental and third-party payors for overpayments and penalties assessed for inaccurate or unsupported billings made for hospice patients, which was based on an internal review of billing practices for services prior to December 31, 2014.

Additionally, certain of the Company’s home health and hospice agencies incur expenses allocated from other related party subsidiaries of CHS, representing operating costs with the CHS hospital to which the agency is affiliated. Those expenses primarily relate to the rental of real estate used in operations and for salaries and benefits expense related to hospital employees that provide services to the home health or hospice agency. Such costs are included in Member’s equity as they represent net amounts due to a consolidated subsidiary of the Parent. For the year ended December 31, 2015, the Company incurred approximately $660,000 of rental expense and approximately $1.2 million related to salaries and benefits for hospital employees that provided services at the respective home care agency. The Company also recognized a $329,000 reduction of salaries and benefits expense during the year ended December 31, 2015 for shared home care employees that provided services to the affiliated hospital.

Member’s Equity

Member’s equity in the accompanying consolidated balance sheet represents CHS’ historical investment in the Company, cost allocations from CHS to the Company, the net effect of transactions with the Company and its subsidiaries, including capital expenditures, and cash transferred from the Company to CHS under CHS’ cash management program. This presentation as a reduction of Member’s equity reflects the fact that the Parent does not intend to repay, nor does the Company intend to pursue collection of the net balance due from the Parent.

3.  ACQUISITIONS AND DIVESTITURES

Acquisitions

The Company accounts for all transactions that represent business combinations using the acquisition method of accounting, where the identifiable assets acquired, the liabilities assumed and any noncontrolling interest in the acquired entity are recognized and measured at their fair values on the date the Company obtains control in the acquiree.  Such fair values that are not finalized for reporting periods following the acquisition date are estimated and recorded as provisional amounts.  Adjustments to these provisional amounts during the measurement period (defined as the date through which all information required to identify and measure the consideration transferred, the assets acquired, the liabilities assumed and any noncontrolling interests has been obtained, limited to one year from the acquisition date) are recorded as of the date of acquisition.  Any material impact to comparative information for periods after acquisition, but before the period in which adjustments are identified, is reflected in those prior periods as if the adjustments were considered as of the acquisition date. Goodwill is determined as the excess of the fair value of the consideration conveyed in the acquisition over the fair value of the net assets acquired.

On July 1, 2015, one or more subsidiaries of the Company completed the acquisition of the home health business of Visiting Nurse Association of Porter County, Indiana, a home health and hospice agency in Valparaiso, Indiana. The total cash consideration paid for long-lived assets and working capital was $3.3 million, with an additional $0.2 million of assumed employee compensation liabilities, for a total consideration of $3.5 million. Based upon the Company’s final purchase price allocation relating to this acquisition as of December 31, 2015, no additional acquired assets were identified, resulting in approximately $3.5 million of goodwill recorded from this acquisition.

COMMUNITY HEALTH UNITED HOME CARE, LLC

(A WHOLLY-OWNED SUBSIDIARY OF CHS/

COMMUNITY HEALTH SYSTEMS, INC.) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

Approximately $224,000 of acquisition costs related to prospective and closed acquisitions were expensed during the year ended December 31, 2015, and are included in other operating expenses on the consolidated statement of income.

Divestitures

In April 2014, FASB issued ASU 2014-08, which changes the requirements for reporting discontinued operations. A discontinued operation continues to include a component of an entity or a group of components of an entity, or a business activity. However, in a shift reflecting stakeholder concerns that too many disposals of small groups of assets that were recurring in nature qualified for reporting as discontinued operations, a disposal of a component of an entity or a group of components of an entity will be required to be reported in discontinued operations if the disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results. A business or nonprofit activity that, on acquisition, meets the criteria to be classified as held for sale will still be a discontinued operation. Additional disclosures will be required for significant components of the entity that are disposed of or are held for sale but do not qualify as discontinued operations. This ASU is effective for fiscal years beginning after December 15, 2014 and is to be applied on a prospective basis for disposals or components initially classified as held for sale after that date. The Company adopted this ASU on January 1, 2015 and the adoption resulted in divestitures occurring subsequent to the date of adoption being included in continuing operations for the year ended December 31, 2015. The financial results for the year ended December 31, 2015 for the two agencies held for sale at December 31, 2014, prior to the Company’s adoption of ASU 2014-08, are summarized below, along with financial information on those agencies that were sold or considered held for sale during the year ended December 31, 2015.

Effective July 31, 2015, one or more subsidiaries of the Parent sold certain assets used in the operation of Payson Regional Medical Center (44 licensed beds) in Payson, Arizona (“Payson”) to Banner Health, including the assets used in providing home health services. CHS previously operated Payson under the terms of an operating lease with Mogollon Health Alliance, Inc., an Arizona nonprofit corporation, that expired on July 31, 2015. The lease termination and sale closed effective July 31, 2015. No gain or loss on sale was recorded related to the sale of Payson as it relates to the home health entity. Pursuant to the Company’s adoption of ASU 2014-08, this divestiture does not meet the requirement for presentation in discontinued operations. Net operating revenues of $1.3 million and a net loss from operations before income taxes of approximately $158,000 for the home health agency affiliated with Payson is included in the Company’s continuing operations for the year ended December 31, 2015.

Net operating revenues and income from discontinued operations for the year ended December 31, 2015 are as follows:

Year Ended December 31, 2015
Net operating revenues	$4,746,000

Income from discontinued operations, before taxes	48,000
Income tax provision	21,000
Income from discontinued operations, net of taxes	$27,000

4.  GOODWILL AND OTHER INTANGIBLE ASSETS

Goodwill

The changes in the carrying amount of goodwill for the year ended December 31, 2015 are as follows:

Year Ended December 31, 2015
Balance, beginning of year	$43,729,000
Goodwill acquired as part of acquisitions during current year	3,479,000
Balance, end of year	$47,208,000

COMMUNITY HEALTH UNITED HOME CARE, LLC

(A WHOLLY-OWNED SUBSIDIARY OF CHS/

COMMUNITY HEALTH SYSTEMS, INC.) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

Goodwill as presented herein was allocated from the Parent to the Company’s home care operations reporting unit based on a relative fair value approach as of September 30, 2007, which was when the Parent revised the determination of its reporting units and identified the home care operations as a separate reporting unit from its hospital operations. All subsequent goodwill generated from home care business acquisitions was recorded based on the fair value of the net assets at the time of acquisition. Goodwill is allocated to each identified reporting unit, which is defined as an operating segment or one level below the operating segment (referred to as a component of the entity). Management has determined that the Company operates as one reporting unit.

Goodwill is evaluated for impairment at the same time every year and when an event occurs or circumstances change that, more likely than not, reduce the fair value of the reporting unit below its carrying value. There is a two-step method for determining goodwill impairment. Step one is to compare the fair value of the reporting unit with the unit’s carrying amount, including goodwill. If this test indicates the fair value is less than the carrying value, then step two is required to compare the implied fair value of the reporting unit’s goodwill with the carrying value of the reporting unit’s goodwill. The Company performed its last annual goodwill evaluation during the fourth quarter of 2015. No impairment was indicated by this evaluation.  The next annual goodwill evaluation will be performed during the fourth quarter of 2016.

The Company estimates the fair value of the related reporting units using both a discounted cash flow model as well as an EBITDA multiple model. The cash flow forecasts are adjusted by an appropriate discount rate based on the Company’s estimate of a market participant’s weighted-average cost of capital. These models are both based on the Company’s best estimate of future revenues and operating costs and are reconciled to the Parent’s consolidated market capitalization, with consideration of the amount a potential acquirer would be required to pay, in the form of a control premium, in order to gain sufficient ownership to set policies, direct operations and control management decisions.

5.  INCOME TAXES

As previously discussed, although the Company was historically included in consolidated income tax returns of CHS, the Company’s income taxes are computed and reported herein under the “separate return method.” Use of the separate return method may result in differences when the sum of the amounts allocated to stand-alone tax provisions are compared with amounts presented in consolidated financial statements. In that event, the related deferred tax assets and liabilities could be significantly different from those presented herein. Certain tax attributes, such as net operating loss carryforwards, which were actually reflected in the consolidated financial statements of CHS, may or may not exist at the stand-alone Company level.

The Company’s consolidated  financial statements reflect amounts due to CHS for income tax related matters, as it is assumed that all such amounts due to CHS are deemed unsettled at the end of the financial statement reporting periods.

The provision for income taxes for income from continuing operations consists of the following:

Year Ended December 31, 2015
Current:
Federal	$—
State	73,000
73,000
Deferred:
Federal	3,522,000
State	342,000
3,864,000
Total provision for income taxes for income from continuing operations	$3,937,000

COMMUNITY HEALTH UNITED HOME CARE, LLC

(A WHOLLY-OWNED SUBSIDIARY OF CHS/

COMMUNITY HEALTH SYSTEMS, INC.) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

The following table reconciles the differences between the statutory federal income tax rate and the effective tax rate:

	Year Ended December 31, 2015
	Amount	%
Provision for income taxes at statutory federal rate	$3,465,000	35.0%

State income taxes, net of federal income tax benefit	390,000	4.0
Other	82,000	0.8
Provision for income taxes and effective tax rate for income from continuing operations	$3,937,000	39.8%

Deferred income taxes are based on the estimated future tax effects of differences between the financial statement and tax bases of assets and liabilities under the provisions of the enacted tax laws. Deferred income taxes as of December 31, 2015 consist of:

	December 31, 2015
	Assets	Liabilities
Net operating loss and credit carryforwards	$464,000	$
Property and equipment	1,854,000
Prepaid expenses			6,000
Goodwill			6,019,000
Accounts receivable	1,651,000
Accrued vacation	1,229,000
Stock-based compensation	124,000
Accrued legal	1,085,000
Acquisition costs	88,000
Rent accrual	71,000
	6,566,000		6,025,000
Valuation allowance	—		—
Total deferred income taxes	$6,566,000		$6,025,000

With the exception of the net operating loss carryforwards described below, the Company believes that the net deferred tax assets calculated using the separate return method will ultimately be realized. Its conclusion is based on its estimate of future taxable income and the expected timing of temporary difference reversals.  The Company had state net operating loss carryforwards of approximately $964,000 and $2,766,000 for Federal and State purposes, respectively, which expire from 2029 to 2035. The Company expects to be able to utilize all the state net operating losses prior to the expiration of the carryforward period. Therefore, a valuation allowance has not been recognized for those items. With respect to the deferred tax liability pertaining to intangibles, as included above, goodwill purchased in connection with certain business acquisitions is amortizable for income tax reporting purposes. However, for financial reporting purposes, there is no corresponding amortization allowed with respect to such purchased goodwill.

The Company is not aware of any unrecognized tax benefit and has therefore not recorded any such amounts in the accompanying combined financial statements.

6.  LEASES

The Company leases space in buildings for patient care and administration and certain equipment under various operating lease agreements. All lease agreements generally require the Company to pay maintenance, repairs, property taxes and insurance costs.

Commitments relating to noncancellable operating leases for each of the next five years and thereafter are as follows:

COMMUNITY HEALTH UNITED HOME CARE, LLC

(A WHOLLY-OWNED SUBSIDIARY OF CHS/

COMMUNITY HEALTH SYSTEMS, INC.) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

Year Ending December 31,	Operating Leases
2016	$3,545,000
2017	2,943,000
2018	2,041,000
2019	856,000
2020	354,000
Thereafter	2,204,000
Total minimum future payments	$11,943,000

7.  EMPLOYEE BENEFIT PLANS

Many of the Company’s employees participate in defined contribution plans sponsored by various subsidiaries of CHS. Employer contributions to these plans are primarily based on a percentage of the employees’ salary deferral contributions and are subject to applicable plan provisions. The costs related to the Company’s employees participation in the plans was $1.6 million for the year ended December 31, 2015, and is recorded in salaries and benefits expense on the consolidated statement of income.

8.   COMMITMENTS AND CONTINGENCIES

Professional Liability Claims.    As part of the Company’s business of owning and operating home care and hospice agencies, it is subject to legal actions alleging liability on its part. CHS provides professional liability insurance to the Company, which is indemnified against losses under this Parent insurance arrangement. The liability for claims related to the Company was determined based on an actuarial study of its operations.

The Company’s estimated liability for professional and general liability claims was approximately $211,000 as of December 31, 2015, and is included in other long-term liabilities in the accompanying consolidated balance sheet. A corresponding amount due from CHS related to the indemnification of this liability is included in Member’s equity in the accompanying consolidated balance sheet. Professional liability expense includes an allocation from CHS of the losses resulting from professional liability claims and loss adjustment expense, as well as paid excess insurance premiums, and is presented within other operating expenses in the accompanying consolidated statement of income.

Workers’ Compensation Claims.  CHS provides workers’ compensation insurance to the Company, which is indemnified against losses under this Parent insurance arrangement. The liability for claims related to the Company was determined based on an actuarial study of its operations.  The Company’s estimated liability for workers’ compensation claims was approximately $4.8 million as of December 31, 2015.  The current portion of the liability was approximately $1.5 million as of December 31, 2015, and is included in employee compensation liabilities in the accompanying consolidated balance sheet, with the long-term portion recorded in other long-term liabilities. A corresponding amount due from CHS related to the indemnification of this liability is included in the net due from Parent included in Member’s equity in the accompanying consolidated balance sheet.

Legal Matters.  The Company is a party to various legal, regulatory and governmental proceedings incidental to its business. Based on current knowledge, management does not believe that loss contingencies arising from pending legal, regulatory and governmental matters, including the matters described herein, will have a material adverse effect on the consolidated financial position or liquidity of the Company. However, in light of the inherent uncertainties involved in pending legal, regulatory and governmental matters, some of which are beyond the Company’s control, and the very large or indeterminate damages sought in some of these matters, an adverse outcome in one or more of these matters could be material to the Company’s results of operations or cash flows for any particular reporting period.

With respect to all legal, regulatory and governmental proceedings, the Company considers the likelihood of a negative outcome. If the Company determines the likelihood of a negative outcome with respect to any such matter is probable and the amount of the loss can be reasonably estimated, the Company records an accrual for the estimated loss for the expected outcome of the matter. If the likelihood of a negative outcome with respect to material matters is reasonably possible and the Company is able to determine an estimate of the possible loss or a range of loss, whether in excess of a related accrued liability or where there is no accrued liability, the Company discloses the estimate of the possible loss or range of loss. However, the Company is unable to estimate a possible loss or range of loss in some

COMMUNITY HEALTH UNITED HOME CARE, LLC

(A WHOLLY-OWNED SUBSIDIARY OF CHS/

COMMUNITY HEALTH SYSTEMS, INC.) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

instances based on the significant uncertainties involved in, and/or the preliminary nature of certain legal, regulatory and governmental matters.

At December 31, 2015, there were no legal matters for which home care or hospice entities owned or operated by the Company for which the Company determined a loss was reasonably possible or probable.

Compliance Matters.  The Company is subject to liability related to its compliance with conditions to participate in certain governmental programs, as well as its ability to maintain appropriate billing practices and identify required overpayments back to governmental or third-party payors because of failure to comply with billing and coding standards. During the year ended December 31, 2015, the Company made $9.8 million in voluntary repayments to certain governmental and third-party payors for overpayments and penalties assessed for inaccurate or unsupported billings made for hospice patients, which was based on an internal review of billing practices for services prior to December 31, 2014. At December 31, 2015, a liability of approximately $2.7 million for similar compliance matters based on internal reviews was recorded in other accrued liabilities on the consolidated balance sheet, of which the full amount was paid in 2016. The Company believes it is currently in compliance with applicable laws and billing practices. However, because of the potential for future audits, an adverse outcome in future compliance reviews could result in additional repayments that would be material to the Company’s results of operations or cash flows.

9.  SUBSEQUENT EVENTS

The Company evaluated all material events occurring subsequent to the balance sheet date through September 20, 2016 for events requiring disclosure or recognition in the consolidated financial statements.

On March 1, 2016, one or more subsidiaries of CHS completed the acquisition of an 80% ownership interest in a joint venture entity with Indiana University Health that includes substantially all of the assets of IU Health La Porte Hospital in La Porte, Indiana and IU Health Starke Hospital in Knox, Indiana, and affiliated entities, including a home health agency located in La Porte, Indiana. The home health agency is a subsidiary of the joint venture and is operated by the Company under a separate management agreement.

The Company closed its operations at its hospice agency in Gadsden, Alabama in June 2016 and sold the certificate of need related to operating this business for $750,000. The Company closed its operations at its hospice agency in Cleveland, Tennessee in July 2016 and sold the certificate of need related to operating this business for $1.7 million. The assets and liabilities of those agencies have been classified as held for sale at December 31, 2015, with current assets held for sale of approximately $5,000, long-term assets held for sale of approximately $10,000, and current liabilities held for sale of approximately $11,000. Net revenues and loss from operations before taxes related to these agencies included in continuing operations were $1.1 million and $223,000, respectively, for the year ended December 31, 2015.

On April 29, 2016, CHS completed the spin-off of 38 of its hospitals, its hospital management operations business, and one of its home health agencies into Quorum Health Corporation, an independent, publicly-traded corporation. The home health agency in Greenville, Alabama was included in the spin-off due to its legal ownership by one of the hospitals included in the spin-off to QHC, and was not previously consolidated by the Company. For the year ended December 31, 2015, the Company recognized approximately $82,000 of management fees related to its operation of this agency under a separate management agreement, which was terminated effective with the spin-off.